EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           FIRST TEAM MANAGEMENT, INC.

         First Team Management, Inc. (the "Corporation") certifies as follows:

         A. The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of the State of Delaware on February 19, 1997 under its original name.

         B. The Corporation's Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

                                      NAME

         The name of the corporation is FIRST TEAM AUTOMOTIVE CORP. (the "Corporation").

                                   ARTICLE II

                                     PURPOSE

         The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE III

                           REGISTERED OFFICE AND AGENT

         The Corporation's registered office in the State of Delaware is located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19801. The name of the Corporation's registered agent at such address is Corporation Service Company.

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                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

      The total number of shares of stock which the Corporation shall have the authority to issue is 110,000,000 shares of capital stock, classified as 100,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

         4.1 COMMON STOCK. All shares of Common Stock issued and outstanding shall be identical in all respects and will entitle the holders thereof to the same rights and privileges. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have all the rights of stockholders, including but not by way of limitation, (a) the right to receive dividends, when and as declared by the Board of Directors out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of any amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation.

         4.2 PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of such series of shares of Preferred Stock. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series), and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms

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shall be retired and have the status of authorized and unissued shares of
Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate resolution in accordance with law, be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock. The shares of each class or series of Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects.

                                    ARTICLE V

                               BOARD OF DIRECTORS

         5.1 FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

         5.2 NUMBER OF DIRECTORS. The Board of Directors of the Corporation shall consist of not less than two persons, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of all directors of the Corporation then holding office at any special or regular meeting. Commencing with the consummation of the initial offering and sale by the Corporation of shares of its Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, the Board of Directors shall be divided into three (3) classes, designated Class I, Class II and Class III, with each class having as nearly an equal number of directors as possible. Directors of Class I shall be initially elected to hold office for a one-year term, directors of Class II shall be initially elected to hold office for a two-year term, and directors of Class III shall be initially elected to hold office for a three-year term with each director in each class to hold office until his successor is elected and qualified, or until his earlier resignation, removal from office or death. At each annual meeting of shareholders, the successors of the class of directors whose term expires at the meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election or until their successors are duly elected and qualified. The initial allocation of directors among the three classes of directors shall be determined by a resolution of the Board of Directors.

         5.3 ELECTION OF DIRECTORS. Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Elections of Directors need not be by written ballot. There shall be no cumulative voting in the election of directors.

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         5.4 VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled only by the Board of Directors (and not by the shareholders), by resolution adopted by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors; provided, however, that if not so filled within ninety (90) days after the vacancy is created, any such vacancy shall be filled by the shareholders at the next annual meeting or at a special meeting called for that purpose. Any director so elected or appointed shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred, as the case may be, and until such director's successor is elected and qualified.

         5.5 REMOVAL OF DIRECTORS. Prior to the expiration of their term of office, Directors may be removed only as provided in this Section 5.5. At a meeting of shareholders, any director or the entire Board of Directors may be removed, solely with Cause (as defined below) and provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director or directors. A director may be removed only if the number of votes cast to remove him constitutes at least 66 2/3% of the voting power of all of the shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class. For purposes of this Section 5.5 of Article V, "Cause" shall mean the failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct injurious to the Corporation.

                                   ARTICLE VI

                                 INDEMNIFICATION

         The Corporation shall indemnify any and all of its officers and directors, including former officers and directors, to the fullest extent permitted by law.

                                   ARTICLE VII

                                     BYLAWS

         The Bylaws of the Corporation may be amended or repealed, and new Bylaws adopted, by the affirmative vote of a majority of the members of the Board of Directors then in office or by the affirmative vote of the holders of not less than 66 2/3% of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class.

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                                  ARTICLE VIII

                            AMENDMENT OF CERTIFICATE

      The Corporation hereby reserves the right from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner permitted by law and all rights and powers conferred upon shareholders, directors and officers herein are granted subject to this reservation. In addition to any vote otherwise required by law, any such amendment, alteration, change or repeal shall require approval of both (a) the Board of Directors by the affirmative vote of a majority of the members then in office, and (b) the holders of a majority of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that any proposal to amend, alter, change or repeal the provisions of Article V, Article VII, or this Article VIII shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE IX

                           ARRANGEMENTS WITH CREDITORS

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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                                    ARTICLE X

                  LIMITATION OF CERTAIN LIABILITY OF DIRECTORS

         No director shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Section either (i) by the stockholders of this Corporation, or (ii) by an amendment to the General Corporation Law of Delaware (unless such statutory amendment specifically provides to the contrary) shall not adversely affect any right or protection, existing at the time of such repeal or modification with respect to any acts or omissions occurring either before or after such repeal or modification, of a person serving as a director at the time of such repeal or modification.

                                   ARTICLE XI

                               NO WRITTEN CONSENT

         No action required or permitted to be taken at any meeting of holders of the Common Stock of the Corporation may be taken without such meeting, the giving of prior notice or the taking of a vote. The power of the holders of the Common Stock of the Corporation to consent, in writing or otherwise, to the taking of any action without such meeting, notice and vote is specifically denied.

                                   ARTICLE XII

                                  SEVERABILITY

         If any provisions contained in this Certificate of Incorporation shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not invalidate the entire Certificate of Incorporation or any other provisions hereof. Such provision shall be deemed to be modified to the extent necessary to render it valid and enforceable and if no such modification shall render it valid and enforceable, then the Certificate of Incorporation shall be construed as if not containing such provisions.

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                                  ARTICLE XIII

                                  INCORPORATOR

         The name and address of the incorporator is as follows:

                                    Robert Matera
                                    Corporation Service Company
                                    1013 Centre Road
                                    Wilmington, DE  19805

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its authorized officer on the ___ day of May, 1997.

                                            FIRST TEAM AUTOMOTIVE CORP.

                                            By:
                                               --------------------------------
                                                  Donald C. Mealey, President

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